UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported):

November 4, 2024

Kuber Resources Corporation

(Exact Name of Registrant as Specified in its Charter)

Nevada	000-26119	87-0629754
(State of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1113, Tower 2, Lippo Centre

89 Queensway, Admiralty, Hong Kong

(Address of principal executive offices)

+852 3703 6155

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company   ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.    ¨

Securities registered pursuant to Section 12(b) of the Act: None

Item 1.01 Entry into a Material Definitive Agreement.

On November 4, 2024, Kuber Resources Corporation (the “Company”) entered into a Stock Cancellation Agreement with Chuang Fu Qu Kuai Lian Technology (Shenzhen) Limited (“Chuang Fu”), for the cancellation of 150,000 shares of Series B Preferred Stock, $.001 par value per share (the “Series B Preferred Stock”) which were issued to Chuang Fu in 2018, in exchange for $100.00 USD.  The cancellation of the Series B Preferred Stock will enable the Company to have a more desirable capital stock structure.

Upon the cancellation of the Series B Preferred Stock the Company will have zero shares of Series B Preferred Stock issued and outstanding.

A copy of the Stock Cancellation Agreement is filed as Exhibit 10.1 to this Current Report on Form 8-K, and the descriptions of the material terms of the Stock Cancellation Agreement in this Item 1.01 are qualified in their entirety by reference to such Exhibit, which is incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

10.1	Stock Cancellation Agreement, dated November 4, 2024
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

November 8, 2024

Kuber Resources Corporation

/s/ Raymond Fu
By:	Raymond Fu
Title:	Chief Executive Officer